Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ryder System, Inc. of our report dated February 19, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ryder System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
May 21, 2021